February 16, 2012	Confidential Draft 4

Park National Corporation completes Vision Bank sale
with Home BancShares, Inc.

NEWARK, Ohio – Park National Corporation (NYSE Amex: PRK) (Park) announced today the completion of the purchase and assumption transaction between Park, Home BancShares, Inc. (Home) (NASDAQ: HOMB) and their respective subsidiary banks. On November 16, 2011, Park announced an agreement with Home to sell substantially all performing loans, operating assets and deposit liabilities from Park’s Florida-based subsidiary Vision Bank (Vision) to Home’s subsidiary Centennial Bank (Centennial). Home is headquartered in Conway, Arkansas and its subsidiaries operate bank offices throughout regions in Arkansas and Florida.

Effective today, Centennial purchased certain assets and liabilities of Vision for a purchase price of $27.9 million. Centennial purchased performing loans with an unpaid principal balance of approximately $354 million, assumed ownership or operation of all 17 Vision Bank office locations, and assumed deposit liabilities of approximately $520 million. Certain other miscellaneous assets and liabilities were also purchased by Centennial. The remaining assets and liabilities were retained by Vision, which Park will merge with and into a non-bank subsidiary of Park, SE Property Holdings, LLC.

As a result of the transaction, Park will record a pre-tax gain of approximately $22 million, net of anticipated expenses directly related to the transaction, and increase its already strong capital ratios by approximately 100 basis points.

“We are pleased to complete this transaction and wish the good people at Centennial and our former associates at Vision Bank the very best,” said Park Chairman C. Daniel DeLawder. “We can now focus 100 percent of our attention and resources on our community banking divisions and financial services in Ohio, which have performed so successfully over the years,” he added.

Park was advised in this transaction by Sandler O’Neill & Partners, L.P.

On February 7, 2012, Park reported net income for the year ended December 31, 2011 of $84.7 million, or $5.12 per diluted common share and net income for the quarter ended December 31, 2011 of $13.2 million, or $0.76 per diluted common share. As a result of Park’s ongoing assessment of Vision’s non-performing loans, in preparation for the closing of the transaction with Centennial, Park determined that an additional $4.0 million ($2.6 million net of taxes) of loan loss provision should be recognized in the fourth quarter of 2011. Following the recognition of the additional provision for loan loss, Park’s net income for the year ended December 31, 2011 was $82.1 million, or $4.95 per diluted common share and net income for the quarter ended December 31, 2011 was $9.2 million, or $0.59 per diluted common share.

Headquartered in Newark, Ohio, Park National Corporation has $7.0 billion in total assets as of December 31, 2011 ($6.6 billion subsequent to the Vision Bank sale). Park consists of 11 community bank divisions, a non-bank subsidiary and two specialty finance companies. Park's Ohio-based banking operations are conducted through Park subsidiary The Park National Bank and its divisions which include Park National Division, Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, Farmers & Savings Bank Division, United Bank Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division and Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance). Park also includes SE Property Holdings, LLC and Guardian Financial Services Company (d.b.a. Guardian Finance Company).

Media contacts: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com or John Kozak, 740.349.3792

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park cautions that any forward-looking statements contained in this news release or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act’s provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the period ended September 30, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com